UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2011

Grubb & Ellis Healthcare REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54371	20-4008719
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

  1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices)

(Zip Code)

    (714) 667-8252

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2011, our independent directors determined that it is in the best interests of our company and its stockholders to transition advisory and dealer-manager services rendered to us by affiliates of Grubb & Ellis Company (“Grubb & Ellis”), our original sponsor, and to engage American Healthcare Investors, LLC (“American Healthcare Investors”) and Griffin Capital Corporation (“Griffin Capital”) as replacement co-sponsors. In connection with this transition, we intend to change our corporate name to Griffin-American Healthcare Trust, Inc.

As a result of the co-sponsorship arrangement, Griffin-American Healthcare REIT Advisor, LLC (“Griffin-American Advisor”), an affiliate of Griffin Capital, will serve as our new advisor, and will delegate advisory duties to Griffin-American Healthcare REIT Sub-Advisor, LLC (“Griffin-American Sub-Advisor”), a sub-advisor jointly owned by Griffin Capital and American Healthcare Investors. Griffin Capital Securities, Inc. (“Griffin Securities”), an affiliate of Griffin Capital, will serve as our new dealer-manager. We are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities; however, we are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors as described below.

American Healthcare Investors is a Newport Beach-based investment management firm founded and majority owned by Jeffrey T. Hanson, our chief executive officer, chairman of our board of directors, and one of our largest individual stockholders; and Danny Prosky, our president and chief operating officer, and a director. Messrs. Hanson and Prosky served in these senior roles since the inception of our company in 2009 and will continue to serve in these roles following the transition. As nationally recognized real estate executives, Messrs. Hanson and Prosky have directly overseen in excess of $13 billion in combined acquisition and disposition transactions, more than $5.0 billion of which has been healthcare-related. Our board of directors believes the continued involvement and commitment of Messrs. Hanson and Prosky will enable us to make an effective transition to our new co-sponsor arrangement and allow us to continue to execute our established investment and management strategies. In conjunction with the announcement of this transition, Messrs. Hanson and Prosky tendered their resignations from Grubb & Ellis Company, effective immediately.

Following the transition, Messrs. Hanson and Prosky intend to enter into replacement executive stock purchase programs similar to those they entered into and publicly reported in April 2011 whereby Mr. Hanson irrevocably invests 100% of his net after-tax base salary and annual bonus directly into shares of our common stock, and Mr. Prosky irrevocably invests 50% of his net after-tax base salary and annual bonus into shares of our common stock. In addition to the executive stock purchase program, Mr. Hanson invested an additional $500,000 in shares of our common stock in August 2011.

Los Angeles-based Griffin Capital is a privately-owned real estate company with a sixteen-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 400 transactions representing over $14.0 billion in transaction value, Griffin Capital has acquired or constructed over 11 million square feet of space since 1996, and currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin Capital is the sponsor of Griffin Capital Net Lease REIT, Inc., a publicly-registered, non-traded real estate investment trust. Manifesting substantial alignment of stockholder interest, the principals and certain affiliates of Griffin Capital have invested over $26 million of capital in Griffin Capital Net Lease REIT, Inc., shares of which are distributed by Griffin Securities.

In making the determination to transition to American Healthcare Investors and Griffin Capital as replacement co-sponsors, our independent directors considered, among other things, the current circumstances and strategic direction of Grubb & Ellis, the strength of the advisory expertise offered by both American Healthcare Investors and Griffin Capital, and the capital formation capabilities of Griffin Securities.

Our board of directors believes that the terms of the new advisory agreement with Griffin-American Advisor are more advantageous to the company than the terms of the former advisory agreement with Grubb & Ellis Healthcare REIT II Advisor, LLC (“G&E Advisor”). Under the terms of the new advisory agreement, as more fully described below, the acquisition fee payable to the new advisor will be reduced from 2.75% to 2.60% for property acquisitions, of which 15 basis points will be paid in shares of our common stock. In addition, the asset management fee will be reduced from 0.85% to 0.75% for assets acquired following the completion of the transition to the new advisor.

American Healthcare Investors and Griffin Capital have agreed to pay the majority of the expenses we anticipate incurring in connection with the transition to the new co-sponsor. Griffin-American Advisor also will invest $200,000 in shares of our common stock.

The new advisory agreement with Griffin-American Advisor will take effect upon the expiration of a 60-day transition period provided for in the advisory agreement with G&E Advisor. The new dealer manager agreement with Griffin Securities will become effective upon the later of (i) the expiration of a 60-day transition period provided for in the dealer manager agreement with Grubb & Ellis Capital Corporation (“G&E Capital Corporation”), or (ii) the receipt of certain regulatory approvals required for us to continue our current ongoing public offering through Griffin Securities as dealer manager. Accordingly, we expect to continue offering shares of our common stock pursuant to our current ongoing public offering through G&E Capital Corporation during such 60-day transition period. The transition periods provided for in the advisory agreement with G&E Advisor and the dealer manager agreement with G&E Capital Corporation will run concurrently and are referred to herein as the “Transition Period.”

Advisory Agreement

On November 7, 2011, we and Grubb & Ellis Healthcare REIT Holdings, LP, our operating partnership, entered into an advisory agreement with Griffin-American Advisor, an affiliate of Griffin Capital. Contemporaneously with our entering in the advisory agreement with Griffin-American Advisor, Griffin-American Advisor entered into a sub-advisory agreement with Griffin-American Sub-Advisor, a company jointly owned by American Healthcare Investors and Griffin Capital, pursuant to which all advisory services and compensation therefor were delegated to Griffin-American Sub-Advisor. Pursuant to the terms of the advisory and sub-advisory agreements, Griffin-American Advisor, as advisor, and Griffin-American Sub-Advisor, as sub-advisor, will use their commercially reasonable efforts to present to us continuing and suitable real estate acquisition opportunities to make investments consistent with our investment policies. Griffin Capital and American Healthcare Investors are also restricted from purchasing any healthcare-related property that satisfies our investment objectives for so long as we are engaged in a continuous public offering of our shares. Pursuant to the advisory agreement and the sub-advisory agreement, Griffin-American Advisor and Griffin-American Sub-Advisor generally will (i) provide and perform the day-to-day management of our company; (ii) serve as our investment advisor; (iii) locate, analyze and select potential investments, and structure and negotiate the terms and conditions of acquisition and disposition transactions; (iv) arrange for financing and refinancing with respect to our investments; and (v) enter into leases and service contracts with respect to our investments. Griffin-American Advisor and Griffin-American Sub-Advisor are subject to the supervision of our board of directors and each has a fiduciary duty to our company and its stockholders. The advisory agreement was approved by our board of directors, including a majority of our independent directors, with Messrs. Hanson and Prosky abstaining.

The terms of the advisory agreement with Griffin-American Advisor are substantially the same as the terms of the terminated advisory agreement with G&E Advisor, except for the following:

•	the acquisition fee will be reduced from 2.75% of the contract purchase price of each property we acquire to 2.60% of the contract purchase price of each property we acquire;

•

the acquisition fee for property acquisitions will be paid with a combination of shares of our common stock and cash as follows: (i) shares of common stock in an amount equal to 0.15% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees, and (ii) the remainder in cash in an amount equal to 2.45% of the contract purchase price of the properties; and

•

the monthly asset management fee will be an amount equal to one-twelfth of 0.85% of the average invested assets existing as of the date the Transition Period is completed and one-twelfth of 0.75% of the average invested assets acquired after the Transition Period.

Compensation to Griffin-American Advisor

As compensation for the services rendered in connection with the investigation, selection and acquisition of investments, we will pay Griffin-American Advisor an acquisition fee that shall not exceed (A) 2.60% of the contract purchase price of properties, and (B) 2.0% of the origination price or purchase price of real estate-related securities and real estate assets other than properties; plus reimbursement of acquisition expenses. However, the total of all acquisition fees and acquisition expenses payable with respect to any real estate assets or real estate-related securities shall not exceed 6.0% of the contract purchase price of such real estate assets or real estate-related securities, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are approved by a majority of the directors not interested in such transaction and by a majority of the independent directors not interested in such transaction and which transaction is determined to be commercially competitive, fair and reasonable to us. The acquisition fee will be paid with a combination of shares of our common stock and cash as follows: (i) shares of common stock in an amount equal to 0.15% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees or, if we are no longer in our offering stage, at the most recently announced estimated per share value as determined by our board of directors, and (ii) the remainder in cash in an amount equal to 2.45% of the contract purchase price of the properties. Furthermore, in connection with a sale of a property in which Griffin-American Advisor or any affiliate of Griffin-American Advisor provides a substantial amount of services, we will pay to Griffin-American Advisor or its affiliate a property disposition fee equal to the lesser of (i) 2.0% of the contract sales price of such real estate asset and (ii) one-half of a competitive real estate commission; provided, however, that in no event may total real estate commissions paid to all persons by us with respect to the sale of such property exceed the lesser of 6.0% of the contract sales price or a competitive real estate commission. As compensation for services rendered in connection with the management of our assets, we will pay a monthly asset management fee to Griffin-American Advisor equal to one-twelfth of 0.85% of the average invested assets existing as of the date the Transition Period is completed and one-twelfth of 0.75% of the average invested assets acquired after the Transition Period, as of the last day of the immediately preceding quarter; the asset management fee shall be payable monthly in arrears.

In the event that Griffin-American Advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to Griffin-American Advisor or its affiliates if Griffin-American Advisor elects to receive an acquisition fee based on the cost of such development. In addition, either Griffin-American Advisor or an affiliate thereof shall receive up to 4.0% of the gross monthly cash receipts from each property managed by Griffin-American Advisor or its affiliates, plus reimbursement of such entity’s costs of managing the properties, including on-site personnel payroll. Griffin-American Advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to Griffin-American Advisor or its affiliates. For each property managed directly by entities other than Griffin-American Advisor or its affiliates, we will pay Griffin-American Advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided, however, that in no event will we pay both a property management fee and an oversight fee to Griffin-American Advisor or its affiliates with respect to the same building. In addition, we may pay Griffin-American Advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. In the event that Griffin-American Advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.

In addition to the compensation paid to Griffin-American Advisor, we will pay directly or reimburse Griffin-American Advisor for all the expenses paid or incurred by Griffin-American Advisor or its affiliates in connection with the services provided to us. However, we will not reimburse Griffin-American Advisor at the end of any fiscal quarter in which total operating expenses incurred by Griffin-American Advisor for the four consecutive fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year, unless the independent directors determine such excess expenses are justified.

Pursuant to the advisory agreement, we acknowledge and approve the terms of the sub-advisory agreement between Griffin-American Advisor and Griffin-American Sub-Advisor, and consent to the performance of the advisory services by Griffin-American Sub-Advisor. Griffin-American Advisor has assigned its rights to the aforementioned compensation to Griffin-American Sub-Advisor.

If our board of directors elects to internalize any management services provided by Griffin-American Advisor, we will not pay any compensation or other remuneration to Griffin-American Advisor or its affiliates in connection with the internalization transaction.

Furthermore, subject to certain limitations in the advisory agreement and our charter, we have agreed to indemnify and hold harmless Griffin-American Advisor and its affiliates from all losses and liabilities arising in performance of their duties under the advisory agreement.

The advisory agreement may be terminated by us or by Griffin-American Advisor without cause and without penalty.

Our independent directors have determined that Griffin-American Advisor possesses sufficient qualifications to perform advisory services to us. In addition, our independent directors have determined that the compensation we will pay to Griffin-American Advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.

The foregoing summary of the material terms of the advisory agreement is qualified in its entirety by the terms of the advisory agreement attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Dealer Manager Agreement

On November 7, 2011, we entered into a dealer manager agreement with Griffin Securities, whereby Griffin Securities will serve as our exclusive dealer manager in connection with the distribution of our shares of common stock pursuant to our current public offering of $3,285,000,000 in shares of our common stock, on a best efforts basis, of which (i) $3,000,000,000 in shares are offered pursuant to our primary offering and (ii) $285,000,000 in shares are offered pursuant to our distribution reinvestment plan, or the DRIP. Griffin Securities will commence providing services to us pursuant to the dealer manager agreement on the date that is the later of: (i) January 6, 2012, which is the expiration date of the Transition Period, or (ii) the receipt of certain regulatory approvals required for us to continue our current ongoing public offering through Griffin Securities as dealer manager. The terms of the dealer manager agreement with Griffin Securities are substantially the same as the terms of the terminated dealer manager agreement with G&E Capital Corporation.

Except in certain circumstances described in our Registration Statement on Form S-11, as amended (File No. 333-158111), under the dealer manager agreement Griffin Securities will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, all of which will be reallowed by Griffin Securities to participating broker-dealers. Griffin Securities will also receive a dealer manager fee of 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by Griffin Securities to participating broker-dealers.

Pursuant to the terms of our Registration Statement on Form S-11, as amended, no selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor. No selling commissions will be paid, and the per share cash price shall be reduced to $9.30, in connection with shares sold to (i) retirement plans of participating broker-dealers, (ii) participating broker-dealers in their individual capacities, or (iii) IRAs and qualified plans of their registered representatives or any one of their registered representatives in their individual capacities. Selling commissions or the dealer manager fee will be reduced, and the per share cash price shall be adjusted accordingly to no lower than $9.00, where Griffin Securities and/or a participating broker-dealer agrees to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or participating broker-dealer.

No selling commissions, dealer manager fee or other organizational and offering expenses will be paid for shares sold pursuant to the DRIP.

The terms of the dealer manager agreement were approved by our board of directors, including a majority of our independent directors.

Subject to certain limitations including those set forth in our charter, we will agree to indemnify Griffin Securities and the participating broker-dealers against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the dealer manager agreement, (ii) material breaches of our covenants contained in the dealer manager agreement, (iii) untrue statements of a material fact contained in our Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the offering, or (iv) the omission to state a material fact required to be stated in our Registration Statement on Form S-11, as amended, or prospectus relating to the offering.

This description of the material terms of the dealer manager agreement is qualified in its entirety by the terms of the agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 7, 2011, we notified G&E Advisor that we terminated that certain Second Amended and Restated Advisory Agreement dated June 1, 2011 between us, our operating partnership and G&E Advisor (the “G&E Advisory Agreement”). Pursuant to Section 17 of the G&E Advisory Agreement, either party may terminate the G&E Advisory Agreement without cause or penalty, however certain rights and obligations of the parties will survive during the Transition Period and beyond. Therefore, we expect that G&E Advisor will continue to provide advisory services to us until January 6, 2012.

In addition, on November 7, 2011, we notified G&E Capital Corporation that we terminated that certain Amended and Restated Dealer Manager Agreement dated June 1, 2011 between us and G&E Capital Corporation (the “G&E Dealer Manager Agreement”). Pursuant to Section 11.1 of the G&E Dealer Manager Agreement, either party may terminate the G&E Dealer Manager Agreement. Upon termination, G&E Capital Corporation will remain a non-exclusive agent of the Company and distributor of our shares of common stock during the Transition Period. Therefore, we expect that G&E Capital Corporation will continue to provide distribution services to the Company until January 6, 2012.

Item 7.01	Regulation FD Disclosure.

On November 8, 2011, we issued a press release announcing our transition to Griffin Capital and American Healthcare Investors as co-sponsors. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition, our board of directors intends to mail a letter to all of our stockholders announcing our transition to Griffin Capital and American Healthcare Investors as co-sponsors. A copy of the letter to our stockholders, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

In connection with our transition to Griffin Capital and American Healthcare Investors as co-sponsors, we, as general partner of our operating partnership, intend to cause our operating partnership to admit Griffin-American Advisor as a special limited partner for the purpose of enabling Griffin-American Advisor to earn a subordinated distribution upon the occurrence of certain events, as described below.

Upon listing our shares of common stock on a national securities exchange, Griffin-American Advisor shall be entitled to a subordinated performance fee equal to 15.0% of the amount by which the market value of our shares of common stock plus distributions paid by us prior to the listing exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on invested capital plus (ii) the invested capital. Upon the sale of a real estate asset, we will pay Griffin-American Advisor a subordinated performance fee equal to 15.0% of the net proceeds from such sale remaining after our stockholders have received distributions such that the owners of all outstanding shares have received distributions in an aggregate amount equal to the sum of, as of such point in time (i) a cumulative, non-compounded return equal to 8.0% per annum on invested capital plus (ii) the invested capital. Upon termination of the advisory agreement, unless such termination is by us because of a material breach of the advisory agreement by Griffin-American Advisor or occurs upon a change of control of our company, Griffin-American Advisor shall be entitled to receive a subordinated performance fee equal to 15.0% of the amount by which the appraised value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on invested capital plus (ii) the invested capital. Notwithstanding the foregoing, if termination of the advisory agreement occurs upon a change of control of our company, Griffin-American Advisor shall be entitled to payment of a subordinated performance fee equal to 15.0% of the amount by which the value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement as determined in good faith by our board of directors, including a majority of the independent directors, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on invested capital and (ii) the invested capital.

Notwithstanding the foregoing, any subordinated distribution paid to Griffin-American Advisor will be reduced by the amount of any subordinated distribution earned by G&E Advisor under the limited partnership agreement of our operating partnership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Dealer Manager Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and Griffin Capital Securities, Inc., dated November 7, 2011.

10.1	Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Healthcare REIT Holdings, LP and Griffin-American Healthcare REIT Advisor, LLC, dated November 7, 2011.

99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated November 8, 2011.

99.2	Letter to Stockholders of Grubb & Ellis Healthcare REIT II, Inc., dated November 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

Dated: November 8, 2011	By:	/s/ Jeffrey T. Hanson
		Name:	Jeffrey T. Hanson
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Dealer Manager Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and Griffin Capital Securities, Inc., dated November 7, 2011.

10.1	Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc, Grubb & Ellis Healthcare REIT Holdings, LP and Griffin-American Healthcare REIT Advisor, LLC, dated November 7, 2011.

99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated November 8, 2011.

99.2	Letter to Stockholders of Grubb & Ellis Healthcare REIT II, Inc., dated November 9, 2011.